SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 26, 2004

ReGen Biologics, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-20805	23-2476415
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

509 Commerce Street, East Wing, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (201) 651-5140

(Former name or former address, if changed from last report)

Item 5.	Other Events

On July 26, 2004 ReGen Bilogics, Inc. (the “Company”) announced the submission of the manufacturing module of the modular Pre-market Approval Application (“PMA”) for its Collagen Meniscus Implant (“CMI”) product to the Food and Drug Administration (“FDA”). A press release announcing the submission of the manufacturing module of the modular PMA for the CMI is included as an exhibit.

Item 7.	Exhibits

Exhibit 99.1 — - Press release dated July 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC

By:	/s/ BRION D. UMIDI
	Name:	Brion D. Umidi
	Title:	Senior Vice President, Chief
Financial Officer and Chief
Accounting Officer

July 29, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 26, 2004